EXHIBIT 99.1

                                                                    [GNC LOGO]


         Contact:   Patrick Fitzgerald
                    GNC Corporation
                    (412) 402-7455
                    Patrick-Fitzgerald@GNC-HQ.com
                    -----------------------------

         FOR IMMEDIATE RELEASE
         ---------------------

         GNC CORPORATION REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS

            THIRD QUARTER CONSOLIDATED EBITDA OF $31.6 MILLION AND
                  CASH FLOW FROM OPERATIONS OF $34.7 MILLION

              NET INCOME INCREASES TO $8.5 MILLION FROM A LOSS OF
                     $547.4 MILLION IN PRIOR YEAR PERIOD

                      PREVIOUSLY ANNOUNCED IPO POSTPONED


PITTSBURGH PA, NOVEMBER 3, 2004: GNC Corporation ("GNC" or the "Company"), the largest global specialty retailer of nutritional supplements, today reported its financial results for the quarter and nine-month period ended September 30, 2004.

The Company reported consolidated revenues of $323.1 million for the quarter ended September 30, 2004 compared to consolidated revenues of $362.6 million for the same quarter of the prior year, a decrease of 10.9%. The decrease in revenues was primarily the result of decreases in domestic same store sales as well as the planned reduction in GNC's domestic store base. As of September 30, 2004, GNC's company-owned and franchised domestic store base had declined by 192 stores, or 4.8%, from the third quarter of 2003, which is largely the result of the Company's previously announced program to close underperforming stores. For the third quarter of 2004, same store sales decreased by 10.7% in domestic company-owned stores and 9.3% for domestic franchised stores from the prior year period. The primary reason for the decline in domestic same store sales in both company-owned and franchised stores was continued weakness in the diet category, which has been precipitated by the proliferation of low-carb product offerings in the marketplace. As an offset to this trend in the diet category, GNC continued to experience positive same store sales trends in several categories during the third quarter, including vitamins and the Pro Performance line of sports nutrition products.

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                                    (more)

Consolidated operating income for the quarter ended September 30, 2004 increased to $22.0 million compared to a loss of $685.2 million in the prior year period. Consolidated operating income for the third quarter of 2003 included $4.6 million of legal settlement income and $709.4 million in impairment charges for goodwill and other intangibles. Increased gross margins at company-owned store locations and lower levels of depreciation and compensation expenses partially offset the impact of the revenue decline. The increase in gross margin in company-owned stores was the result of a higher percentage of sales of GNC brand proprietary products that carry higher margins than third party diet products.

For the quarter ended September 30, 2004, the Company generated consolidated EBITDA1 of $31.6 million compared to a loss of $669.0 million for the comparable quarter ended September 30, 2003. EBITDA for the third quarter of 2003 included the impact of the $709.4 million impairment charge. The Company generated $34.7 million in cash flow from operations during the third quarter 2004 and finished the quarter with a cash balance of $72.4 million and no drawings on its Revolving Credit Facility. For the quarter ended September 30, 2004, the Company generated consolidated net income of $8.5 million compared to a consolidated net loss of $547.4 million for the comparable quarter ended September 30, 2003.

For the nine months ended September 30, 2004, consolidated revenue decreased by 3.9% to $1.043 billion from $1.086 billion in the comparable period of 2003. For the nine months ended September 30, 2004, same store sales decreased from the prior year period by 2.4% in domestic company-owned stores and 2.2% for domestic franchised stores. Operating income for the nine months ended September 30, 2004 increased to $87.4 million from a loss of $643.5 million in the prior year period and net income for the nine months ended September 30, 2004 increased to $39.1 million from a loss of $577.0 million in the prior year period. For the nine months ended September 30, 2004, the Company generated consolidated EBITDA of $115.4 million compared to a net loss of $595.9 million for the comparable nine months ended September 30, 2003. EBITDA for the nine months ended September 30, 2003 included the impact of a $709.4 million impairment charge. The Company generated $60.5 million in cash flow from operations for the nine months ended September 30, 2004.

"While conditions in the diet category remain challenging, we are proud of GNC's strong performance in the vitamin category and Pro Performance sports nutrition line as this further exemplifies the strong value that the GNC brand offers to our consumers," said Lou Mancini, President and CEO of GNC. "GNC's strong gross margins and low fixed charge requirements enabled the Company to generate $34.7 million in cash flow from operations during the quarter demonstrating the Company's continued ability to convert EBITDA to cash."

GNC also announced today that it has determined to postpone its previously announced initial public offering ("IPO") of its common stock due to current market conditions. The company has filed to withdraw its Registration Statement relating to the proposed IPO. The Company will continue to evaluate market conditions and may proceed with a public offering at a later date.


                                    (more)


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On October 29, 2004, Mr. Robert J. DiNicola was elected Chairman of the Board of Directors. Mr. DiNicola is a 32-year veteran of the retail industry and most recently served as Chairman and CEO of Zale Corporation. Mr. DiNicola will use his extensive retail experience to augment the efforts of GNC's senior management team. "Bob's highly successful track record of managing and growing retail operations speaks for itself. Since he joined the Board in December 2003, he has been a tremendous resource and as Chairman he will be instrumental in our efforts to drive our Company's growth and profitability," said Lou Mancini.

As of September 30, 2004, GNC Corporation headquartered in Pittsburgh, Pennsylvania, operated 2,632 company-owned stores in the U.S. and Canada and had 1,314 domestic franchised locations, 1,025 Rite Aid "store-within-a-store" locations and 727 international franchised locations. GNC is the largest global specialty retailer of nutritional supplements, which includes vitamin, mineral and herbal supplements (VMHS), sports nutrition products, diet and energy products and specialty supplements.

GNC will be hosting a conference call to report the third quarter 2004 financial results on November 4, 2004, at 11:00 a.m. EST. To listen to this call inside the U.S. dial: 1-800-661-2563, confirmation # 10228445, and outside the U.S. dial: 1-847-413-3133, Confirmation # 10228445. Following the completion of the call, a replay will be available until November 18, 2004 by dialing 1-888-843-8996, confirmation # 10228445 inside the U.S. and:
1-630-652-3044, confirmation # 10228445 outside the U.S.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. All of these forward-looking statements, which can be identified by the use of terminology such as "subject to," "believes," "expects," "may," "will," "should," "can," or "anticipates," or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy which, although believed to be reasonable, are inherently uncertain. Factors which may materially affect such forward-looking statements include, among others:

     o    slow or negative growth in the nutritional supplement industry
     o    the incurrence of material products liability
     o interruption of business or negative impact on sales and earnings due to acts of war, terrorism, bio-terrorism, civil unrest or disruption of mail service
     o the failure of our franchisees to conduct their operations profitably
     o    unfavorable publicity or consumer perception of our products
     o    increased competition
     o    cost of compliance with governmental regulations
     o our failure to respond to changing consumer preferences and the demand for new products and services
     o    loss or retirement of key members of management
     o increases in the cost of borrowings and unavailability of additional debt or equity capital
     o our failure to comply with FTC regulations and existing consent decrees
     o limitations from franchise regulations to terminate or replace under-performing franchises
     o the inability of GNC to gain and/or hold market share of its wholesale and/or retail customers anywhere in the world
     o economic, political and other risks associated with our international operations
     o    unavailability of electricity in certain geographical areas
     o    the inability of GNC to obtain and/or renew insurance
     o our reliance on our manufacturing operations to produce nearly all of the proprietary products we sell

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     o    exposure to, and expense of defending and resolving, product liability claims and the failure to adequately protect or enforce our intellectual property rights against competitors;
     o the impact of our substantial indebtedness on our operating income and growth prospects; and the impact of restrictions and covenants under our indebtedness on our ability to grow and fully pursue business strategies.


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

                                            GNC CORPORATION AND SUBSIDIARIES
                             Consolidated Statements of Operations and Comprehensive Income
                                                       (unaudited)
                                                     (in thousands)

                                                                       |                                |
                                                           Predecessor |    Successor      Predecessor  |   Successor
                                                          ------------------------------  -------------------------------
                                                           For the three months ended       For the nine months ended
                                                                   September 30,                   September 30,
                                                          ------------------------------  -------------------------------
                                                               2003    |      2004             2003     |       2004
                                                          -------------|  --------------  --------------| ---------------
                                                                       |                                |
Revenue...................................................$  362,576   |  $ 323,141       $ 1,085,753   |  $1,043,424
                                                                       |                                |
Cost of sales, including costs of warehousing,                         |                                |
distribution and occupancy................................   254,379   |    216,818           758,141   |     690,541
                                                          -------------|  --------------  --------------| ---------------
Gross profit.............................................    108,197   |    106,323           327,612   |     352,883
                                                                       |                                |
Compensation and related benefits........................     62,349   |     54,034           182,001   |     172,959
Advertising and promotion................................      9,115   |     10,042            30,958   |      35,252
Other selling, general and administrative................     17,408   |     19,171            58,405   |      55,831
Income from legal settlements............................     (4,631)  |          -            (7,190)  |           -
Foreign currency (gain) loss.............................       (255)  |       (300)           (2,477)  |         118
Impairment of goodwill and intangible assets.............    709,367   |          -           709,367   |           -
Other expense............................................          -   |      1,330                 -   |       1,330
                                                          -------------|  --------------  --------------| ---------------
Operating (loss) income.................................    (685,156)  |     22,046          (643,452)  |      87,393
                                                                       |                                |
Interest expense, net ..................................      33,048   |      8,570            97,840   |      25,786
                                                          -------------|  --------------  --------------| ---------------
                                                                       |                                |
(Loss) income before income taxes.......................    (718,204)  |     13,476          (741,292)  |      61,607
                                                                       |                                |
Income tax (benefit) expense............................    (170,774)  |      4,977          (164,281)  |      22,513
                                                          -------------|  --------------  --------------| ---------------
                                                                       |                                |
Net (loss) income.......................................    (547,430)  |      8,499          (577,011)  |      39,094
                                                                       |                                |
Other comprehensive (loss) income.......................         (23)  |        747             1,041   |         292
                                                          -------------|  --------------  --------------| --------------
Comprehensive (loss) income.............................  $ (547,453)  |   $  9,246        $ (575,970)  |  $   39,386
                                                          ==============  ==============  ==============  ==============



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

                                            GNC CORPORATION AND SUBSIDIARIES
                                Reconciliation from EBITDA to Cash provided by Operations
                                                (unaudited) (in millions)


                                                                       |                               |
                                                           Predecessor |    Successor      Predecessor |   Successor
                                                          ------------------------------  ----------------------------
                                                           For the three months ended       For the nine months ended
                                                                 September 30,                    September 30,
                                                          ------------------------------  ----------------------------
                                                               2003    |    2004             2003      |    2004
                                                          -------------| --------------   -------------|--------------
                                                                       |                               |
Cash from Operating Activities..........................  $    34.6    |  $    34.7        $   109.6   |  $     60.5
                                                                       |                               |
Changes in Working Capital Accounts.....................     (184.4)   |       15.3           (186.4)  |        78.7
Increase (decrease) in deferred taxes...................      193.2    |      (17.9)           193.3   |       (21.7)
Stock based compensation expense........................       (3.0)   |          -             (3.0)  |           -
Impairment of goodwill and intangible assets............     (709.4)   |          -           (709.4)  |           -
Amortization of deferred financing fees.................          -    |       (0.5)               -   |        (2.1)
                                                          -------------| -------------    -------------|--------------
EBITDA                                                    $  (669.0)   |  $    31.6        $  (595.9)  |  $    115.4
                                                          =============  =============    ============= ==============


(1) EBITDA as used herein represents net (loss) income before interest expense, net, income tax (benefit) expense, depreciation and amortization. We present EBITDA because we consider it a useful analytical tool for measuring our liquidity and our ability to service our debt and generate cash for other purposes. We also use EBITDA to determine our compliance with certain covenants in our senior credit facility and as a measurement for the calculation of management incentive compensation and our leverage capacity. EBITDA is not a measurement of our financial performance under Generally Accepted Accounting Principles ("GAAP") and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to GAAP cash flow from operating activities as a measure of our profitability or liquidity. We understand that although EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, our calculation of EBITDA may not be comparable to other similarly titled measures reported by other companies. The preceding table reconciles EBITDA to cash from operating activities as determined in accordance with GAAP for the periods indicated.






Contact: Patrick Fitzgerald
         GNC Corporation
         (412) 402-7455
         Patrick-Fitzgerald@GNC-HQ.com